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                                                                Exhibit 23


PRICE WATERHOUSE

DECEMBER 4, 1995






CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 33-57101) of Wendy's International, Inc. of our report dated October 10, 1995 relating to the consolidated financial statements of 632687 Alberta Ltd., which appear in the Current Report on Form 8-K of Wendy's International, Inc. dated December 4, 1995. We also consent to the reference to our firm as experts in auditing and accounting in such Form S-3.


Yours Very Truly,



/s/ Price Waterhouse


Chartered Accountants
TORONTO, CANADA








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